UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2021

Air T, Inc.

Air T Funding
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Road
Denver, North Carolina 28037
(Address of Principal Executive Offices, and Zip Code)

(828) 464-8741
Registrant’s Telephone Number, Including Area Code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIRT	NASDAQ Global Market
Alpha Income Preferred Securities (also referred to as 8% Cumulative Capital Securities) (“AIP”)	AIRTP	NASDAQ Global Market
Warrant to purchase AIP	AIRTW	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 14, 2021, Air T, Inc. (the “Company”) and Air T Funding (the “Trust”) entered into an At the Market Offering Agreement (the “ATM Agreement”) with Ascendiant Capital Markets, LLC (the “sales agent” or “Ascendiant”), pursuant to which the Trust may sell and issue its Alpha Income Preferred Securities having an aggregate offering price of up to $8,000,000 (the “Capital Securities”) from time to time through Ascendiant, as the Trust’s sales agent (the “ATM Offering”). The Trust has no obligation to sell any of the Capital Securities, and may at any time suspend offers under the ATM Agreement or terminate the ATM Agreement.

Sales of the Capital Securities, if any, under the ATM Agreement may be made in transactions that are deemed to be “at-the-market” equity offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions, including on the NASDAQ Stock Market. Subject to the terms and conditions of the ATM Agreement, the sales agent will use its reasonable efforts to sell the Capital Securities from time to time based upon the Trust’s instructions (including any price, time, or size limits or other parameters or conditions the Trust may impose). The Trust or the Company will pay the sales agent a commission of up to 3.0% of the gross sales price of any Capital Securities sold under the ATM Agreement. The Trust has also provided the sales agent with customary indemnification rights.

The Capital Securities will be offered and sold pursuant to the Company’s and the Trust’s shelf registration statement on Form S-3 (File Nos. 333-254110-01 and 333-254110). On May 14, 2021, the Company and the Trust filed a prospectus supplement relating to the ATM Offering with the Securities and Exchange Commission.

Under the terms of the ATM Agreement, the Trust may also sell Capital Securities to Ascendiant as principal for its own account at a price agreed upon at the time of the sale, subject to the Trust entering into a separate terms agreement with Ascendiant for any such sale.

The description of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the ATM Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The copy of the ATM Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company or the Trust. The representations, warranties, and covenants contained in the ATM Agreement were made only for purposes of the ATM Agreement as of the specific dates therein, are solely for the benefit of the parties to the ATM Agreement, may be subject to limitations agreed upon by the contracting parties, including, among others, being qualified by disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the ATM Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or the Trust. Moreover, information concerning the subject matter of representations and warranties may change after the date of the ATM Agreement, which subsequent information may or may not be fully reflected in the Company’s or the Trust’s public disclosures. Rather, investors and the public should look to the disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The legal opinion relating to the Capital Securities being offered pursuant to the ATM Agreement will be filed by amendment to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits

10.1	At the Market Offering Agreement, dated May 14, 2021, by and between Air T, Inc., Air T Funding and Ascendiant Capital Markets, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2021
AIR T, INC.

	By:	/s/ Brian Ochocki
Brian Ochocki, Chief Financial Officer